                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2001 (February 26,
                                                 ---------------------------
2001)
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                               INETVISIONZ, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


      000 28845                                   33-028517
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(Commission File Number)                 (IRS Employer Identification No.)


6033 West Century Boulevard, Suite 500, Los Angeles, California        90045
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (310) 338-9822
                                                     --------------

________________________________________________________________________________
         (Former name or former address, if changed since last report)
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Item 6.   Resignation of Registrant's Director
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     On February 26, 2001, Mr. Lawrence W. Horwitz, Ms. Brenda Wunsch,
Mr. Ralph Williams, and Mr. Richard Houlihan tendered their resignations to Inetvisionz, Inc. (the "Registrant") of their positions as a members of the board of directors of Registrant. Mr. Horwitz also tendered his resignation as Secretary of the Company. Each of the above named directors provided that the reason for the resignation was the failure of the Registrant to pay its withholding taxes. The Board of Registrant has not yet appointed any individual to replace the vacancies left on the Board. A copy of Mr. Horwitz', Mr. Williams', Mr. Houlihan's and Ms. Wunsch's letters of resignation are included herewith.
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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 2, 2001              INETVISIONZ, INC.



                                   /s/ Noreen Khan
                                   ------------------------
                                   By: Noreen Khan
                                   Its: Chief Executive Officer, Director
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Noreen Khan, President
iNetVisionz.com, Inc.
6033 West Century Boulevard, Suite 500
Los Angeles, California 90045

Dear Ms. Khan:

The undersigned directors of iNetVisionz.com, Inc. hereby tender their resignation effective February 26, 2001 as members of the board of directors of iNetVisionz.com, Inc. Mr. Horwitz also hereby tenders his resignation as secretary of iNetVisionz.com, Inc. Our resignation is due to iNetVisionz.com, Inc.'s failure to pay its withholding tax obligations.


Very truly yours,


  /s/ Brenda Wunsch                         /s/ Ralph Williams
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Brenda Wunsch                              Ralph Williams


  /s/ Richard Houlihan                      /s/ Lawrence W. Horwitz
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Richard Houlihan                           Lawrence W. Horwitz